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                                                                  EXHIBIT (j)(1)


                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights", "Counsel and Auditors" and "Financial Statements" and to the incorporation by reference of our reports dated February 15, 2001 for the ABN AMRO Growth Fund, ABN AMRO Value Fund, ABN AMRO Small Cap Fund, ABN AMRO Real Estate Fund, ABN AMRO Asian Tigers Fund, ABN AMRO Europe Equity Growth Fund, ABN AMRO International Equity Fund, ABN AMRO Latin America Equity Fund, ABN AMRO Government Money Market Fund, ABN AMRO Money Market Fund, ABN AMRO Tax-Exempt Money Market Fund, ABN AMRO Treasury Money Market Fund, and ABN AMRO Institutional Prime Money Market Fund in the Registration Statement (Form N-1A) and each related Prospectus and Statement of Additional Information of the ABN AMRO Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 33 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-68666) and in this Amendment No. 35 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8004).


                                                    Ernst & Young LLP


Chicago, Illinois
September 20, 2001